UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[X]	Definitive Proxy Statement

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RIOT BLOCKCHAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

 SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2018

This proxy statement supplement, dated June 8, 2018, supplements the definitive proxy statement (the "Proxy Statement") filed by Riot Blockchain, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") on May 14, 2018, and made available to the Company's shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for the 2017/2018 Annual Meeting of Shareholders to be held on June 15, 2018 and any adjournment or postponement thereof (the "Annual Meeting").

On June 8, 2018 the Company issued a press release concerning its determination to withdraw a part of the agenda “PROPOSAL NO. 4 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER FROM TO 1,645,000 SHARES FROM 895,000 SHARES” and to partially revise the agenda to be submitted to the Annual Meeting.

Reason for Revision. –

This reflects the Board's determination that an increase in the shares eligible for award under the 2017 Equity Incentive Plan (the "2017 Plan") would not be pursued at the 2018 Annual Meeting.    The 2017 Plan had previously been approved by shareholders in 2017.  The Company was informed on June 6, 2018 that a shareholder had commenced an action in the United States District Court for the District of Columbia concerning Proposal No. 4.  The case is No. 18-1292 (CRC).  Rather than defend the action which also seeks a temporary injunction, the Company has determined to withdraw the proposal.  The complaint generally points to the Company's disclosures concerning Proposal 4 and asserts that the Company's definitive proxy fails to identify the number of employees and include a definition of "subsidiary", among other things.  Although the Company believes such information is readily available, since the proposal merely involves an increase in the number of shares in an already approved plan, to avoid the costs of litigation Proposal No. 4 was withdrawn from consideration at the Annual Meeting.

The June 15, 2018 meeting will commence at the previously scheduled time and location in order for management to provide shareholders with an opportunity to vote on each of the other Proposals, however, the Company is withdrawing the portion of its prior proxy statement related to Proposal No. 4 and will no longer solicit votes for Proposal No. 4, nor call that proposal for action by shareholders.